Exhibit 23(h)(ii)(b)
EXHIBIT A
THIS EXHIBIT A, dated November 14, 2006, is Exhibit A to that certain Administration Agreement dated as of May 1, 2006 between Rodney Square Management Corporation and WT Mutual Fund.

Wilmington Short/Intermediate-Term Bond Fund	Institutional Shares A Shares
Wilmington Broad Market Bond Fund	Institutional Shares A Shares
Wilmington Municipal Bond Fund	Institutional Shares A Shares
Wilmington Large-Cap Core Fund	Institutional Shares A Shares
Wilmington Large-Cap Value Fund	Institutional Shares A Shares
Wilmington Small-Cap Core Fund	Institutional Shares A Shares
Wilmington Multi-Manager Real Asset Fund	Institutional Shares A Shares
Wilmington Multi-Manager International Fund	Institutional Shares A Shares
Wilmington Multi-Manager Large-Cap Fund	Institutional Shares A Shares Service Shares
Wilmington Multi-Manager Mid-Cap Fund	Institutional Shares A Shares Service Shares
Wilmington Multi-Manager Small-Cap Fund	Institutional Shares A Shares Service Shares
Wilmington Large-Cap Growth Fund	Institutional Shares A Shares
Roxbury Mid-Cap Fund	Institutional Shares Investor
Roxbury Small-Cap Growth Fund	Institutional Shares Investor
Wilmington Prime Money Market Fund	Institutional Shares Service Shares Class W Shares
Wilmington U.S. Government Money Market Fund	Institutional Shares Service Shares Class W Shares
Wilmington Tax — Exempt Money Market Fund	Institutional Shares Class W Shares

Wilmington Aggressive Asset Allocation Fund	Institutional Shares A Shares
Wilmington Moderate Asset Allocation Fund	Institutional Shares A Shares
Wilmington Conservative Asset Allocation Fund	Institutional Shares A Shares
Wilmington Small-Cap Growth Fund	Institutional Shares A Shares
Wilmington Mid-Cap Core Fund	Institutional Shares A Shares
Wilmington Small-Cap Value Fund	Institutional Shares A Shares
Wilmington ETF Allocation Fund	Institutional Shares A Shares
Wilmington Fundamentally Weighted Large Company Fund	Institutional Shares A Shares
Wilmington Fundamentally Weighted Small Company Fund	Institutional Shares A Shares